QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23

Consent of Independent Certified Public Accountants

To: Pacific Premier Bancorp, Inc., and Subsidiaries

        We consent to the incorporation of our report dated March 2, 2004 on the consolidated financial statements of Pacific Premier Bancorp and Subsidiaries as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, included in its Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ VAVRINEK, TRINE, DAY & CO., LLP Vavrinek, Trine, Day & Co., LLP Certified Public Accountants Rancho Cucamonga, California March 15, 2004

QuickLinks

  Exhibit 23
Consent of Independent Certified Public Accountants